UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 15, 2005

Date of Report (date of earliest event reported)

KOMAG, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	0-16852	94-2914864

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1710 Automation Parkway
San Jose, California 95131

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 576-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2005, the Registrant’s Compensation Committee of its Board of Directors approved awards of restricted stock covering a total of 454,310 shares, which were granted in the form of stock purchase rights under the Registrant’s Amended and Restated 2002 Qualified Stock Plan, as amended (the “Plan”) to management employees and all executive officers. A copy of the Plan is on file with the SEC as Exhibit Number 4.1 to the Registrant’s Form S-8, filed on June 17, 2004. The Registrant intends to file a copy of the Forms of Agreements for the stock purchase rights as exhibits to its Form 10-K to be filed for the period ending January 2, 2005.

The restricted stock awards will vest as to one-third of the shares subject to the award at the end of each of the first three anniversaries of the date of grant, subject to the employee continuing to be a service provider of the Registrant through such dates.

The following are the stock purchase rights granted to the Registrant’s executive officers:

Name	Title	Number of Shares Subject
		to Stock Purchase Rights

Thian Hoo Tan	Chief Executive Officer	90,000
Michael A. Russak	President and Chief Technical Officer	14,000
Ray L. Martin	Executive Vice President, Customer Sales and Service	12,500
Peter S. Norris	Executive Vice President, Strategic Business Development	8,000
Kathleen A. Bayless	Vice President, Chief Financial Officer and Secretary	12,000
Ali Dabier	Vice President, Chief Operating Officer	7,500
Kamran Honardoost	Vice President, New product Introduction and Design	10,000
Kheng Huat Oung	Vice President, Managing Director, Media Operations, Komag USA (Malaysia) Sdn.	6,000
Tsutomu T. Yamashita	Vice President, Process Development	10,000

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Komag, Incorporated (Registrant)
Dated: February 18, 2005	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Vice President, Chief Financial Officer